CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

David R. Odenath, President and Director, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Charles Street Trust, Inc. – Legg Mason Batterymarch U.S. Small Capitalization Equity Portfolio (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Director	Chief Financial Officer
Legg Mason Charles Street Trust, Inc. –	Legg Mason Charles Street Trust, Inc.–
Legg Mason Batterymarch U.S.	Legg Mason Batterymarch U. S.
Small Capitalization Equity Portfolio	Small Capitalization Equity Portfolio

/s/ David R. Odenath	/s/ Kaprel Ozsolak
David R. Odenath	Kaprel Ozsolak
Date: August 31, 2010	Date: August 31, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.